Exhibit 99.1
MYR Group Inc. Announces Second-Quarter and First-Half 2022 Results
Henderson, Colo., July 27, 2022 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today its second-quarter and first-half 2022 financial results.
Highlights for Second Quarter 2022
•Record high quarterly revenues of $708.1 million
•Quarterly net income of $19.7 million and earnings per diluted share of $1.15
•Record high quarterly EBITDA of $43.9 million
•Record backlog of $2.44 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “Our solid performance this quarter continues to demonstrate the overall strength in the markets we serve and our ability to capitalize on new opportunities that deepen and expand our market presence. We continue to invest in our team, apply proven management practices and foster customer relationships that strengthen our performance. The Transmission and Distribution (“T&D”) and Commercial and Industrial (“C&I”) markets are seeing long-term sustained investment, presenting exciting opportunities for future growth.
Second Quarter Results
MYR reported second-quarter 2022 revenues of $708.1 million, an increase of $58.5 million, or 9.0 percent, compared to the second quarter of 2021. Specifically, our T&D segment reported revenues of $415.2 million for the second quarter of 2022, an increase of $88.4 million, or 27.0 percent, from the second quarter of 2021, primarily due to an increase in revenue on distribution projects, including incremental distribution revenues from the acquired Powerline Plus Companies and an increase in revenue from transmission projects. Our C&I segment reported revenues of $292.9 million for the second quarter of 2022, a decrease of $29.8 million, or 9.3 percent, from the second quarter of 2021, primarily due to a decrease in revenue in certain geographical areas.
Consolidated gross profit in second quarter of 2022 was $80.9 million, a decrease of $0.1 million or 0.2 percent, from the second quarter of 2021. The decrease in gross profit was due to lower margins, partially offset by higher revenues. Gross margin was 11.4 percent for the second quarter of 2022 compared to 12.5 percent for the second quarter of 2021. The decrease in gross margin was primarily due to overall cost increases mainly associated with supply chain disruptions, inflation and continued impacts from the COVID-19 pandemic, some of which also caused labor and material inefficiencies on certain projects. Gross margin was also negatively impacted by an unfavorable change order adjustment on a project and inclement weather experienced on certain projects. These margin decreases were partially offset by better-than-anticipated productivity on certain projects and a favorable job close out. Changes in estimates of gross profit on certain projects resulted in a gross margin decrease of 0.1 percent and an increase of 0.8 percent for the second quarter of 2022 and 2021, respectively.
Selling, general and administrative expenses ("SG&A") increased to $52.0 million in the second quarter of 2022, compared to $51.9 million for the second quarter of 2021. The period-over-period increase was primarily due to costs associated with the recently acquired Powerline Plus Companies partially offset by a decrease in employee incentive compensation costs.
Amortization of intangible assets increased to $3.3 million in the second quarter of 2022, compared to $0.6 million for the second quarter of 2021. The period-over-period increase was primarily due to amortization related to certain intangibles acquired with the Powerline Plus Companies.
Other income, net increased to $2.3 million in the second quarter of 2022, compared to $0.1 million for the second quarter of 2021. The change was largely due to funds received under the Canadian Emergency Wage Subsidy ("CEWS") program, which were attributable to a C&I segment company.

Income tax expense was $8.2 million for the second quarter of 2022, with an effective tax rate of 29.4 percent, compared to income tax expense of $7.9 million for the second quarter of 2021, with an effective tax rate of 27.0 percent. The period-over-period increase in tax rate was primarily due to an increase in permanent difference items, partially offset by the reduction of the impact of the global intangible low tax income (“GILTI”).
For the second quarter of 2022, net income was $19.7 million, or $1.15 per diluted share, compared to $21.2 million, or $1.24 per diluted share, for the same period of 2021. Second-quarter 2022 EBITDA, a non-GAAP financial measure, was $43.9 million, compared to $41.2 million in the second quarter of 2021.
First-Half Results
MYR reported first-half 2022 revenues of $1.34 billion, an increase of $102.6 million, or 8.3 percent, compared to the first half of 2021. Specifically, the T&D segment reported revenues of $780.1 million, an increase of $138.4 million, or 21.6 percent, from the first half of 2021, primarily due to an increase in revenue on distribution projects, including incremental distribution revenues from the Powerline Plus Companies and an increase in revenue from transmission projects. The C&I segment reported revenues of $564.6 million, a decrease of $35.7 million, or 5.9 percent from the first half of 2021, primarily due to a decrease in revenue in certain geographical areas.
Consolidated gross profit increased to $161.3 million in the first half of 2022, an increase of $3.3 million or 2.1 percent, from the first half of 2021. The increase in gross profit was due to higher revenues, partially offset by lower margins. Gross margin was 12.0 percent for the first half of 2022 compared to 12.7 percent for the first half of 2021. The decrease in gross margin was primarily due to overall cost increases mainly associated with supply chain disruptions, inflation and continued impacts from the COVID-19 pandemic, some of which also caused labor and material inefficiencies on certain projects, as well as inclement weather experienced on certain projects. These margin decreases were partially offset by favorable job close outs and better-than-anticipated productivity on certain projects. Changes in estimates of gross profit on certain projects resulted in gross margin increases of 0.3 percent the first half of 2022 and 2021.
SG&A increased to $105.6 million in the first half of 2022, compared to $101.5 million for the first half of 2021. The period-over-period increase was primarily due to costs associated with the recently acquired Powerline Plus Companies and an increase in employee-related expenses, partially offset by a decrease in employee incentive compensation costs.
Amortization of intangible assets increased to $6.0 million in the first half of 2022, compared to $1.2 million for the first half of 2021. The period-over-period increase was primarily due to amortization related to certain intangibles acquired with the Powerline Plus Companies.
Other income, net increased to $2.3 million in the first half of 2022, compared to $0.1 million for the first half of 2021. The change was largely due to funds received under the CEWS program, which were attributable to a C&I segment company.
Income tax expense was $12.0 million for the first half of 2022, with an effective tax rate of 22.8 percent, compared to income tax expense of $14.9 million for the first half of 2021, with an effective tax rate of 26.6 percent. The period-over-period decrease in tax rate was primarily due to a favorable impact from stock compensation excess tax benefits and the reduction of the impact of GILTI, partially offset by an increase in other permanent difference items.
For the first half of 2022, net income was $40.4 million, or $2.36 per diluted share, compared to $41.1 million, or $2.41 per diluted share, for the same period of 2021.
Backlog
As of June 30, 2022, MYR's backlog was $2.44 billion, compared to $2.41 billion as of March 31, 2022. As of June 30, 2022, T&D backlog was $1.06 billion, and C&I backlog was $1.38 billion. Total backlog at June 30, 2022 increased $878.1 million, or 56.0 percent, from the $1.57 billion reported at June 30, 2021.
Balance Sheet
As of June 30, 2022, MYR had $310.3 million of borrowing availability under its $375 million revolving credit facility.
Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.
Conference Call
MYR will host a conference call to discuss its second-quarter 2022 results on Thursday, July 28, 2022 at 8:00 a.m. Mountain time. To participate via telephone and join the call live, please register in advance here: https://register.vevent.com/register/BI43cc296fd5f14d99b76c2c45b5f233a2. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode. Participants may access the audio-only webcast of the conference call from the Investors page of MYR Group’s website at myrgroup.com. A replay of the webcast will be available for seven days.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Their comprehensive T&D services on electric transmission, distribution networks, substation facilities and clean energy projects include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting and signalization. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of June 30, 2022 and December 31, 2021

(in thousands, except share and per share data)	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,057	$82,092
Accounts receivable, net of allowances of $2,337 and $2,441, respectively	409,497	375,353
Contract assets, net of allowances of $452 and $385, respectively	280,718	225,075
Current portion of receivable for insurance claims in excess of deductibles	9,755	11,078
Refundable income taxes	9,650	9,228
Prepaid expenses and other current assets	52,733	45,564
Total current assets	784,410	748,390
Property and equipment, net of accumulated depreciation of $336,347 and $322,128, respectively	212,055	196,092
Operating lease right-of-use assets	32,675	20,971
Goodwill	108,405	66,065
Intangible assets, net of accumulated amortization of $22,729 and $16,779, respectively	98,746	49,054
Receivable for insurance claims in excess of deductibles	21,262	32,443
Investment in joint ventures	3,155	3,978
Other assets	3,661	4,099
Total assets	$1,264,369	$1,121,092

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,065	$1,039
Current portion of operating lease obligations	9,405	7,765
Current portion of finance lease obligations	1,318	—
Accounts payable	251,646	200,744
Contract liabilities	203,163	167,931
Current portion of accrued self-insurance	23,526	24,242
Accrued income taxes	2,669	2,021
Other current liabilities	72,614	94,857
Total current liabilities	565,406	498,599
Deferred income tax liabilities	24,613	24,620
Long-term debt	54,381	3,464
Accrued self-insurance	39,666	50,816
Operating lease obligations, net of current maturities	23,272	13,230
Finance lease obligations, net of current maturities	3,026	—
Other liabilities	22,923	11,261
Total liabilities	733,287	601,990
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 16,723,583 and 16,870,636 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	167	168
Additional paid-in capital	158,691	163,754
Accumulated other comprehensive income (loss)	(1,653)	173
Retained earnings	373,877	355,007
Total stockholders’ equity	531,082	519,102
Total liabilities and stockholders’ equity	$1,264,369	$1,121,092

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three and Six Months Ended June 30, 2022 and 2021

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Contract revenues	$708,114	$649,573	$1,344,738	$1,242,059
Contract costs	627,252	568,551	1,183,391	1,084,084
Gross profit	80,862	81,022	161,347	157,975
Selling, general and administrative expenses	52,016	51,890	105,580	101,537
Amortization of intangible assets	3,253	578	6,020	1,156
Gain on sale of property and equipment	(652)	(1,111)	(1,400)	(1,794)
Income from operations	26,245	29,665	51,147	57,076
Other income (expense):
Interest income	6	15	14	28
Interest expense	(650)	(678)	(1,101)	(1,153)
Other income, net	2,277	80	2,262	121
Income before provision for income taxes	27,878	29,082	52,322	56,072
Income tax expense	8,194	7,863	11,950	14,925
Net income	$19,684	$21,219	$40,372	$41,147
Income per common share:
—Basic	$1.17	$1.26	$2.39	$2.45
—Diluted	$1.15	$1.24	$2.36	$2.41
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,894	16,854	16,904	16,807
—Diluted	17,070	17,125	17,141	17,093

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Six Months Ended June 30, 2022 and 2021

	Six months ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income	$40,372	$41,147
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	24,043	22,172
Amortization of intangible assets	6,020	1,156
Stock-based compensation expense	3,688	3,435
Deferred income taxes	(1)	481
Gain on sale of property and equipment	(1,400)	(1,794)
Other non-cash items	581	1,370
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(20,457)	(10,098)
Contract assets, net	(43,413)	(10,855)
Receivable for insurance claims in excess of deductibles	12,504	304
Other assets	(4,939)	10,389
Accounts payable	42,763	47,772
Contract liabilities	33,619	(21,433)
Accrued self-insurance	(11,861)	1,869
Other liabilities	(21,400)	2,647
Net cash flows provided by operating activities	60,119	88,562
Cash flows from investing activities:
Proceeds from sale of property and equipment	1,237	1,637
Cash paid for acquired business, net of cash acquired	(110,576)	—
Purchases of property and equipment	(30,421)	(20,997)
Net cash flows used in investing activities	(139,760)	(19,360)
Cash flows from financing activities:
Net borrowings under revolving lines of credit	51,395	—
Payment of principal obligations under equipment notes	(516)	(20,635)
Payment of principal obligations under finance leases	(880)	(376)
Proceeds from exercise of stock options	4	429
Repurchase of common stock	(23,467)	—
Payments related to tax withholding for stock-based compensation	(6,791)	(3,352)
Other financing activities	607	12
Net cash flows provided by (used in) financing activities	20,352	(23,922)
Effect of exchange rate changes on cash	(746)	374
Net increase (decrease) in cash and cash equivalents	(60,035)	45,654
Cash and cash equivalents:
Beginning of period	82,092	22,668
End of period	$22,057	$68,322

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three and Twelve Months Ended June 30, 2022 and 2021 and
As of June 30, 2022, December 31, 2021, June 30, 2021 and June 30, 2020

	Three months ended June 30,		Last twelve months ended June 30,
(dollars in thousands, except share and per share data)	2022	2021	2022		2021
Summary Statement of Operations Data:
Contract revenues	$708,114	$649,573	$2,600,968		$2,457,930
Gross profit	$80,862	$81,022	$328,353		$310,891
Income from operations	$26,245	$29,665	$112,631		$107,871
Income before provision for income taxes	$27,878	$29,082	$112,556		$105,103
Income tax expense	$8,194	$7,863	$28,325		$28,514
Net income	$19,684	$21,219	$84,231		$76,589
Tax rate	29.4%	27.0%	25.2%		27.1%

Per Share Data:
Income per common share:
–Basic	$1.17	$1.26	$4.99	(1)	$4.58	(1)
–Diluted	$1.15	$1.24	$4.91	(1)	$4.50	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	16,894	16,854	16,887	(2)	16,759	(2)
–Diluted	17,070	17,125	17,145	(2)	17,018	(2)

(in thousands)	June 30, 2022	December 31, 2021	June 30, 2021	June 30, 2020
Summary Balance Sheet Data:
Total assets	$1,264,369	$1,121,092	$1,050,833	$950,086
Total stockholders’ equity	$531,082	$519,102	$471,629	$389,450
Goodwill and intangible assets	$207,151	$115,119	$116,293	$118,537
Total funded debt (3)	$55,446	$4,503	$8,785	$81,968

(in thousands)	Last twelve months ended June 30,
	2022	2021
Financial Performance Measure (4):
Reconciliation of Non-GAAP measure:
Net income	$84,231	$76,589
Interest expense, net	1,691	2,857
Amortization of intangible assets	7,175	2,311
Tax impact of interest and amortization of intangible assets	(2,234)	(1,401)
EBIA, net of taxes (5)	$90,863	$80,356
See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended June 30, 2022 and 2021

	Three months ended June 30,		Last twelve months ended June 30,
(in thousands, except share, per share data, ratios and percentages)	2022	2021	2022	2021

Financial Performance Measures (4):
EBITDA (6)	$43,914	$41,202	$167,187	$153,986
EBITDA per Diluted Share (7)	$2.57	$2.41	$9.75	$9.05
Free Cash Flow (8)	$22,268	$15,206	$47,000	$117,392
Book Value per Period End Share (9)	$31.42	$27.52
Tangible Book Value (10)	$323,931	$355,336
Tangible Book Value per Period End Share (11)	$19.17	$20.73
Funded Debt to Equity Ratio (12)	0.10	0.02
Asset Turnover (13)			2.48	2.59
Return on Assets (14)			8.0%	8.1%
Return on Equity (15)			17.9%	19.7%
Return on Invested Capital (18)			18.6%	18.4%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income	$19,684	$21,219	$84,231	$76,589
Interest expense, net	644	663	1,691	2,857
Income tax expense	8,194	7,863	28,325	28,514
Depreciation and amortization	15,392	11,457	52,940	46,026
EBITDA (6)	$43,914	$41,202	$167,187	$153,986

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net income per share	$1.15	$1.24	$4.91	$4.50
Interest expense, net, per share	0.04	0.04	0.10	0.17
Income tax expense per share	0.48	0.46	1.65	1.68
Depreciation and amortization per share	0.90	0.67	3.09	2.70
EBITDA per Diluted Share (7)	$2.57	$2.41	$9.75	$9.05

Calculation of Free Cash Flow:
Net cash flow from operating activities	$38,652	$29,172	$108,785	$165,806
Less: cash used in purchasing property and equipment	(16,384)	(13,966)	(61,785)	(48,414)
Free Cash Flow (8)	$22,268	$15,206	$47,000	$117,392

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of June 30, 2022, 2021 and 2020

(in thousands)	June 30, 2022	June 30, 2021
Reconciliation of Book Value to Tangible Book Value:
Book value (total stockholders' equity)	$531,082	$471,629
Goodwill and intangible assets	(207,151)	(116,293)
Tangible Book Value (10)	$323,931	$355,336

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$31.42	$27.52
Goodwill and intangible assets per period end share	(12.25)	(6.79)
Tangible Book Value per Period End Share (11)	$19.17	$20.73

Calculation of Period End Shares:
Shares outstanding	16,724	16,867
Plus: common equivalents	176	271
Period End Shares (16)	16,900	17,138

(in thousands)	June 30, 2022	June 30, 2021	June 30, 2020
Reconciliation of Invested Capital to Stockholders Equity:
Book value (total stockholders' equity)	$531,082	$471,629	$389,450
Plus: total funded debt	55,446	8,785	81,968
Less: cash and cash equivalents	(22,057)	(68,322)	(9,991)
Invested Capital	$564,471	$412,092	$461,427
Average Invested Capital (17)	$488,282	$436,760
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBIA, net of taxes is defined as net income plus net interest plus amortization of intangible assets, less the tax impact of net interest and amortization of intangible assets. The tax impact of net interest and amortization of intangible assets is computed by multiplying net interest and amortization of intangible assets by the effective tax rate. Management uses EBIA, net of taxes, to measure our results exclusive of the impact of financing and amortization of intangible assets costs.
(6)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(7)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total stockholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from stockholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or stockholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total stockholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income for the period by total stockholders’ equity at the beginning of the period.
(16)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(17)Average invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total stockholders’ equity and calculating the average of the beginning and ending of each period.
(18)Return on invested capital is calculated by dividing EBIA, net of taxes, less any dividends, by average invested capital. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.